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                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                           MENDELL TECHNOLOGIES, INC.


         I, Paul E. Mendell, whose address is 402 Orofino Drive, Castle Rock, Colorado 80104, being a natural person over the age of eighteen (18) years, hereby forms a corporation under and by virtue of the Colorado Business Corporation Act.
 .
                                    ARTICLE I
                                      NAME

         The name of the corporation (which is hereafter referred to as the "Corporation") is Mendell Technologies, Inc.

                                   ARTICLE II
                                REGISTERED AGENT

         The address of the corporation's initial Registered office and principal office in this state is 402 Orofino Drive, Castle Rock, Colorado 80104. The name of the corporation's initial Registered Agent at that office is Paul E. Mendell, and the consent of the Registered Agent is designated by the signature of the initial Registered Agent on these Articles of Incorporation.


                                   ARTICLE III
                               AUTHORIZED BUSINESS

         The corporation may engage in and conduct any lawful business. Without limiting the generality of the foregoing, the corporation may:

         (1) Engage in any commercial, industrial, residential, and agricultural enterprise calculated or designed to be profitable to the corporation and in conformity with the laws of the State of Colorado; and generally engage in, do, and perform any enterprise, act, or vocation that a natural person might or could do or perform.

         (2) Engage in any and all kinds of sales, retail and wholesale, of any product, material, or merchandise, in any state, territory, or nation.

         (3) Engage in the lending of money or purchase and collection of accounts of any kind from and for the corporation, corporate or personal.

         (4) Act as broker, agent, sales representative, distributor, or factor for the sale, lease, rental, storage, or repair of items, materials, products, merchandise, buildings, roads, or other improvements of every kind and nature or for the performing of any service in any part of this planet in connection therewith.

         (5) Transact the business of managing any legal enterprise and develop its own business and the business of any other entity.


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         (6) Purchase or acquire through the issuance of its capital stock or otherwise, own, hold, lease, either as lessor or lessee, sell, transfer, exchange, divide, mortgage, and in any way deal in general and turn to account property, real or personal, and any rights or interests therein.

                                   ARTICLE IV
                                 CAPITALIZATION

         The total number of shares of all classes that the Corporation has authority to issue is 25,000,000 of which 20,000,000 shares shall be Common Stock, and 5,000,000 shares shall be Preferred Stock. The shares shall have no par value.

PREFERRED STOCK

         The Board of Directors may issue Preferred Stock from time to time as shares of one or more series. The description of shares of series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in Articles of Amendment to State Terms of Series of Shares, filed as required by law from time to time prior to the issuance of any shares of such series.

         The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment to State Terms of Series of Shares to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                  (a) The distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 5,000,000);

                  (b) The annual distribution rate on shares of such series, whether distributions shall be cumulative and, if so, from which date or dates;

                  (c) Whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (d) The obligation, if any, of the Corporation to redeem or repurchase shares of such series pursuant to a sinking fund;

                  (e) Whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;


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                  (f)      Whether the shares of such series shall have voting
                           rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (g) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

                  (h) Any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series that may be authorized under the Colorado Business Corporation Act.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

COMMON STOCK

         Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

                  (a) Distributions may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of distributions;

                  (b) The holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

                  (c) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                    ARTICLE V
                              NO CUMULATIVE VOTING

         The shareholders shall not be entitled to use cumulative voting in the election of directors.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The initial Board of Directors of the corporation shall consist of one
(1) director and the name and address of the person who shall serve as director until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

         Name              Paul E. Mendell

         Address:          402 Orofino Drive
                           Castle Rock, CO 80104

         The number of directors shall be fixed in accordance with the bylaws.


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                                   ARTICLE VII
                                 INDEMNIFICATION

         (1) Definitions. The following definitions shall apply to the terms as used in this Article:

                  (a) "Corporation" includes this corporation and any domestic or foreign predecessor entity of the corporation in a merger, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "Director" means an individual who is or was a director of the corporation and an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or person, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by him or her to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context otherwise requires, the estate or personal representative of a director.

                  (c)      "Expenses" includes counsel fees.

                  (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

                  (e) "Official capacity," when used with respect to a director, means the office of director in the Corporation, and, when used with respect to a person other than a director, means the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                  (f) "Party" includes any person who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

                  (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         (2)      Indemnification for Liability.

                  (a)      Except as provided in paragraph (d) of this section
                           (2), the Corporation shall indemnify against liability incurred in any proceeding any person made a party to the proceeding because he or she is or was a director or officer if:

                           (I) He or she conducted himself or herself in good faith;

                           (II)     He or she reasonably believed:


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                                    (A)      In the case of conduct in his or
                                             her official capacity with the
                                             Corporation, that his or her
                                             conduct was in the Corporation's
                                             best interests; or

                                    (B)      In all other cases, that his or her
                                             conduct was at least not opposed to
                                             the Corporation's best interests;
                                             and

                           (III) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

                  (b) A director's or officer's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of this Section (2). A director's or officer's conduct with respect to an employee benefit plan for a purpose that he or she did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of this Section (2).

                  (c) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the person did not meet the standard of conduct set forth in Paragraph (a) of this Section (2).

                  (d) The Corporation may not indemnify a director or officer under this Section (2) either:

                           (I) In connection with a proceeding by or in the right of the Corporation in which the director or officer was adjudged liable to the Corporation; or

                           (II) In connection with any proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.


                  (e) Indemnification permitted under this Section (2) in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         (3)      Mandatory Indemnification.

                  (a) Except as limited by these Articles of Incorporation, the Corporation shall be required to indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party against reasonable expenses incurred by him or her in connection with the proceeding.

                  (b) Except as otherwise limited by these Articles of Incorporation, a director or officer who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:


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                           (I)      If it determines the director or officer is
                                    entitled to mandatory indemnification, the court shall order indemnification under paragraph (a) of this Section (3), in which case the court shall also order the Corporation to pay the directors or officer's reasonable expenses incurred to obtain court-ordered indemnification.

                           (II) If it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standard of conduct set forth in paragraph (a) of Section (2) of this Article or was adjudged liable in the circumstances described in paragraph (d) of Section (2) of this Article, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in paragraph (d) of Section (2) of this Article is limited to reasonable expenses incurred.

         (4)      Limitation on Indemnification.

                  (a) The Corporation may not indemnify a director or officer under Section (2) of this Article unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because he or she has met the standard of conduct set forth in paragraph (a) of Section (2) of this Article.

                  (b)      The determination required to be made by paragraph
                           (a) of this Section (4) shall be made:

                           (I) By the Board of Directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or

                           (II) If a quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

                  (c) If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section (4), or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) of this Section (4) shall be made:

                           (I) By independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in subparagraph (I) or (II) of paragraph (b) of this Section (a) or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board; or

                           (II)     By the shareholders.

                  (d) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is


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                           permissible; except that, if the determination that
                           indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

         (5)      Advance Payment of Expenses.

                  (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of the final disposition of the proceeding if:

                           (I) The director, officer, employee or agent furnishes the Corporation a written affirmation of his or her good-faith belief that he or she has met the standard of conduct described in subparagraph (I) of paragraph (a) of Section (2) of this Article;

                           (II) The director, officer, employee or agent furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is determined that he or she did not meet such standard of conduct; and


                           (III) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 5.

                  (b) The undertaking required by subparagraph (II) of paragraph (a) of this Section (5) shall be an unlimited general obligation of the director, officer, employee or agent, but need not be secured and may be accepted without reference to financial ability to make repayment.

                  (c) Determinations and authorizations of payments under this Section shall be made in the manner specified under Section (4) hereof.

         (6) Reimbursement of Witness Expenses. The Corporation shall pay or reimburse expenses incurred by a director in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

         (7) Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors of the Corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States of America, including any insurance company in which the Corporation has equity or any other interest, through stock or otherwise.


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         (8)      Notice of Indemnification. Any indemnification of or advance of expenses to a director in accordance with this Article, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

         (9) Indemnification of Officers, Employees and Agents of the Corporation. The Board of Directors may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director of the Corporation to the same or greater extent as to a director if such indemnification and advance expense payment is provided for in these Articles of Incorporation, the bylaws, by resolution of the shareholders or directors or by contract, in a manner consistent with the Colorado Business Corporation Act.

                                  ARTICLE VIII
                        CONFLICTING INTEREST TRANSACTION

         As used in this section, "conflicting interest transaction" means any of the following: (1) a loan or other transaction involving assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (2) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (3) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be either void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because of such conflicting interest in the transaction, or solely because such directors or officers are present at or participate in a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such a conflicting interest transaction, or solely because his or her votes are counted for such purpose if:

                  (a) The material facts of such relationship or interest and as to the conflicting interest transaction are disclosed or known to the Board of Directors or committee and such Board or committee in good faith authorizes, approves, or ratifies the conflicting interests transaction by the affirmative vote of a majority of disinterested directors even though the disinterested directors are less than a quorum; or

                  (b) The material facts of such relationship or interest and as to the conflicting interest transaction are disclosed or known to the shareholders entitled to vote thereon and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or

                  (c) The conflicting interest transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such conflicting interest transaction.


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                                   ARTICLE IX
                                     QUORUM

         One third (1/3) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

                                    ARTICLE X
                               VOTING REQUIREMENT

         With respect to any action to be taken by shareholders of this Corporation, a vote or concurrence of the holders of a majority of the shares of each voting group represented at the meeting at which a quorum is present shall be required.

                                   ARTICLE XI
                             LIMITATION OF LIABILITY

         To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 30th day of December 1999, and I acknowledge the same to be my act.



                                       /s/ Paul E. Mendell
                                       -----------------------------------------
                                       Paul E. Mendell, Incorporator

                           CONSENT OF REGISTERED AGENT

         I hereby consent to my appointment as initial Registered Agent of the Corporation in the foregoing Articles of Incorporation.


                                       /s/ Paul E. Mendell
                                       -----------------------------------------
                                       Paul E. Mendell
                                       Registered Agent


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